UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2012
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 389-3222
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 20, 2012, PICO Holdings, Inc. (the “Company”) and its wholly owned subsidiary, PICO Investment Corporation, entered into a Stock Purchase Agreement with White Mountains Solutions Holding Company (“White Mountains”), a wholly owned subsidiary of White Mountains Insurance Group, Ltd., to sell the Company's two insurance company subsidiaries, Physicians Insurance Company of Ohio, an Ohio stock insurance company, and Citation Insurance Company, a California stock insurance company (together, the “Insurance Subsidiaries”), which have been in “run-off” and not writing new insurance policies for several years.

The closing of the transaction is subject to customary closing conditions and approval from the Departments of Insurance in Ohio and California. The targeted aggregate sales price of the Insurance Subsidiaries is approximately $17.5 million, which is based on a targeted pre-closing dividend from the Insurance Subsidiaries of $27.85 million. The final aggregate sales price and pre-closing dividend are subject to adjustment based on insurance regulatory requirements and will not be determined until a later date. Following closing, the Company will have no residual insurance interests and no assets regulated under any state Departments of Insurance.
Concurrent with entering the Stock Purchase Agreement, Sirius Re Holdings, Inc., an affiliate of White Mountains, entered into a Limited Guarantee with the Company and PICO Investment Corporation, guarantying White Mountains' obligations under the Stock Purchase Agreement.
The forgoing descriptions of the material terms and conditions of the Stock Purchase Agreement and Limited Guarantee are qualified in their entirety by reference to the Stock Purchase Agreement attached hereto as Exhibit 10.1 and the Limited Guarantee attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.
Certain Forward-Looking Statements
This Current Report on Form 8-K includes statements that are not historical, including the expected closing of the transaction with White Mountains, the resulting net proceeds and targeted pre-closing dividend. Such "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. These forward-looking statements could be affected by factors such as the ability of the parties to satisfy conditions to the closing of the transaction, including obtaining required regulatory approvals, and requirements relating to the sufficiency of assets held by the Insurance Subsidiaries, among others. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date of this Current Report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, by and among PICO Holdings, Inc., PICO Investment Corporation and White Mountains Solutions Holding Company, dated June 20, 2012
10.2	Limited Guarantee, by and among PICO Holdings, Inc., PICO Investment Corporation and Sirius Re Holdings, Inc., dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: June 21, 2012	By: /s/ John T. Perri John T. Perri Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
10.1	Stock Purchase Agreement, by and among PICO Holdings, Inc., PICO Investment Corporation and White Mountains Solutions Holding Company, dated June 20, 2012
10.2	Limited Guarantee, by and among PICO Holdings, Inc., PICO Investment Corporation and Sirius Re Holdings, Inc., dated June 20, 2012